Exhibit 23.1

Richardson & Company                                550 Howe Avenue, Suite 210
                                                    Sacramento, California 95825



                        CONSENT OF RICHARDSON & COMPANY

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Humboldt Bancorp and Subsidiaries 2001 Equity Incentive Plan of our report dated January 12, 2001 with respect to the consolidated financial statements of Humboldt Bancorp and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                  /s/ RICHARDSON & COMPANY



Sacramento, California
June 28, 2001